UNITED STATES
                        SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     FORM 8-K

                                  CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


                         Date of Report: October 29, 2003
                         --------------------------------
                         (Date of earliest event reported)


                         CHINA XIN NETWORK MEDIA CORPORATION
                        ------------------------------------
               (Exact name of registrant as specified in its charter)


                   FLORIDA            000-29915             65-0786722
                   -------            ---------             ----------
                  State of           Commission            IRS Employer
               incorporation         File Number       Identification Number



                1111 Brickell Avenue, 11th Floor, Miami, Florida 33130
                -------------------------------------------------------
                       (Address of principal executive offices)

                                   Tel: (514) 820-9347
                                   -------------------
                               (Issuer's telephone number)

Item 1.  Changes in Control of Registrant
-----------------------------------------
On Otober 29, 2003, Mr. Jean-Francois Amyot was appointed to the Board of Directors of the registrant and nominated as Chairman following the resignation of George Lee.

George Lee also resigned as President, CEO and Director of the registrant naming the new Chairman as the new President abd CEO.

For consideration to Jean-Francois Amyot in taking over the leadership of CXN, Mr. George Lee cancelled the transaction, dated October 25, 2002, of the purchase of 100% interest in 3884368 Canada Inc., which holds 18,743,768 common shares of CXN. Mr. Jean-Francois Amyot now controls 16% of the current 115,902,401 common shares of CXN presently issued.


Item 6.  Resignations of Registrant's Directors
-----------------------------------------------

On October 29, 2003, George Lee resigned as Chairman, President, CEO and Director of the registrant, in favor of Jean-Francois Amyot, who will serve until the next shareholders meeting.

Mr. George Lee's decision to resign was based on the company's decision to seek the mutual termination of the joint venture agreement with CEINet.


Item 9.  Regulation FD Disclosure
---------------------------------

On October 29, 2003 the registrant issued a press release announcing a restructuirng of the Corporation.

Due to the continued inability of the Corporation to raise significant financial resources, the Board agreed to seek the mutual termination of its joint venture agreement with CEINet. The board agreed that this decision was necessary, due to CXN's continued inability to meet its obligations under the agreement.

The termination of the agreement with CEInet will result in CXN Media changing its business model entirely. The company needs to be restructured in order to eliminate debt, settle any claims and clear the corporation from any potential liabilities.

SIGNATURES
----------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undesigned hereunto duly authorized.


                              CHINA XIN NETWORK MEDIA CORPORATION

DATE: October 29, 2003        //s JEAN-FRANCOIS AMYOT
                              ------------------------
                              Jean-Francois Amyot
                              President, CEO and Chairman
                              CXN Media Corp.

EXHIBTS  99.1

CXN Media Corporation Announces Corporate Restructure
Wednesday October 29, 10:49 am ET


MIAMI--(BUSINESS WIRE)--Oct. 29, 2003--China Xin Network Media
Corporation (OTCBB: CXIN - News; OTCBB: CXINE - News) announced today that Mr. Jean-Francois Amyot has accepted to become a director and Chairman of the board of the Corporation.

Due to the continued inability of the Corporation to raise significant financial resources, the Board agreed to seek the mutual termination of its joint venture agreement with CEINet. The board agreed that this decision was necessary, due to CXN's continued inability to meet its obligations under the agreement.

"The termination of the agreement with CEInet will result in CXN Media changing its business model entirely", said the company's Chairman, Mr. Amyot. "The company needs to be restructured in order to eliminate debt, settle any claims and clear the corporation from any potential liabilities" further added Mr. Amyot.

With the decision to seek the mutual termination of the joint venture agreement with CEINet, George Lee offered his resignation as President, CEO and Director of the Corporation in favor of the new Chairman
Jean-Francois Amyot who will serve until the next shareholder meeting expected to be held within the next 90 days.

SAFE HARBOR STATEMENT

Safe Harbor Statement under the Private Securities Litigation Reform
Act of 1995: The statements, contained in this release which are not historical facts may be deemed to contain forward-looking statements with respect to events, the occurrence of which involves risk and uncertainties including, without limitation, demand and competition for the Company's products and services, the availability to the company of adequate financing to support its anticipated activities, the ability of the Company to generate cash flow from its operations and the ability of the Company to manage its operations.

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Contact:
     China Xin Network Media Corp.
     Jean-Francois Amyot, 514-820-9347
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Source: China Xin Network Media Corp.